Exhibit 10

              Agreement with Named Executive Officer

On May 1, 1996, the Compensation Committee of Amdahl Corporation authorized the vesting of David L. Anderson's accounts under the Long-Term and Short-Term Executive Incentive Performance Plans to take place between April 1, 1997 and October 1, 1997. The exact date is to be determined by whether or not Mr. Anderson chooses to leave the Company, and such vesting is to be contingent upon Mr. Anderson's agreement not to join a significant competitor, should he choose to resign.